EX. 99.1

Hub Group, Inc. Reports Fourth Quarter Earnings per Share of $0.50 Excluding Non-Cash Impairment Charge

OAK BROOK, IL, January 28, 2014, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter and year ended December 31, 2013.

Hub Group reported income of $16.5 million for the fourth quarter ended December 31, 2013. Hub Group’s diluted earnings per share was $0.45 for the fourth quarter of 2013.  Hub Group’s pre-tax income included a non-cash impairment charge of $2.9 million related to changing the trade name of Comtrak Logistics to Hub Group Trucking.  Excluding the effect of this item, non-GAAP earnings per share was $0.50 for the quarter (see table below).  Non-GAAP earnings per share decreased 2% when compared with the prior year period.  Hub Group’s revenue increased 11% to $885 million.

The Hub segment’s revenue increased 11% to $684 million.  Fourth quarter intermodal revenue increased 3% to $466 million on a 4% increase in volume.  Truck brokerage revenue increased 1% to $88 million this quarter.  Fourth quarter Unyson Logistics revenue increased 72% to $130 million.  The Hub segment’s operating income was $22.6 million.

The Mode segment’s revenue increased 8% to $214 million for the fourth quarter.  Operating income was $4.6 million.

FULL YEAR 2013

Income for the year ended December 31, 2013 was $69.1 million.  Hub Group's diluted earnings per share for 2013 was $1.87.  Full year 2013 pre-tax income included the previously discussed non-cash impairment charge of $2.9 million.  Excluding the effect of this item, non-GAAP earnings per share was $1.92 for the year (see table below).  Full year non-GAAP earnings per share increased 5% when compared with the prior year.  Hub Group’s revenue increased 8% to $3.4 billion.

Hub Group ended the year with $69 million in cash.

“We had a solid year and are focused on our strategic initiatives to deliver strong results in 2014," said David P. Yeager, Chairman and Chief Executive Officer of Hub Group.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Tuesday, January 28, 2014 to discuss its fourth quarter and full year results and provide 2014 guidance.

Hosting the conference call will be David Yeager, Chairman and Chief Executive Officer, Mark Yeager, Vice-Chairman, President and Chief Operating Officer, and Terri Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com .  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 713-4199.  The conference call participant code is 73244762. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PKKA9TATJ .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a $3 billion asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico. For more information, visit www.hubgroup.com.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2012 and the reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012

Revenue	$885,252	$801,023	$3,373,898	$3,124,108
Transportation costs	790,164	707,644	3,002,875	2,768,042
Gross margin	95,088	93,379	371,023	356,066

Costs and expenses:
Salaries and benefits	33,868	33,023	135,341	129,143
Agent fees and commissions	14,272	14,006	55,789	55,112
General and administrative	15,096	13,091	56,772	52,832
Depreciation and amortization	1,697	1,611	6,470	6,619
Impairment of trade name	2,904	-	2,904	-
Total costs and expenses	67,837	61,731	257,276	243,706

Operating income	27,251	31,648	113,747	112,360

Other income (expense):
Interest expense	(328)	(299)	(1,246)	(1,207)
Interest and dividend income	13	30	82	134
Other, net	(5)	28	(28)	(30)
Total other expense	(320)	(241)	(1,192)	(1,103)

Income before provision for income taxes	26,931	31,407	112,555	111,257

Provision for income taxes	10,395	12,563	43,445	43,304

Net income	$16,536	$18,844	$69,110	$67,953

Basic earnings per common share	$0.45	$0.51	$1.88	$1.83

Diluted earnings per common share	$0.45	$0.51	$1.87	$1.83

Basic weighted average number of shares outstanding	36,719	37,021	36,829	37,053

Diluted weighted average number of shares outstanding	36,942	37,199	36,982	37,185

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months				Three Months
	Ended December 31, 2013				Ended December 31, 2012
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$683,614	$214,357	$(12,719)	$885,252	$613,853	$198,550	$(11,380)	$801,023
Transportation costs	613,198	189,685	(12,719)	790,164	544,098	174,926	(11,380)	707,644
Gross margin	70,416	24,672	-	95,088	69,755	23,624	-	93,379

Costs and expenses:
Salaries and benefits	30,219	3,649	-	33,868	29,332	3,691	-	33,023
Agent fees and commissions	148	14,124	-	14,272	374	13,632	-	14,006
General and administrative	13,383	1,713	-	15,096	11,407	1,684	-	13,091
Depreciation and amortization	1,157	540	-	1,697	1,110	501	-	1,611
Impairment of trade name	2,904	-	-	2,904	-	-	-	-
Total costs and expenses	47,811	20,026	-	67,837	42,223	19,508	-	61,731

Operating income	$22,605	$4,646	$-	$27,251	$27,532	$4,116	$-	$31,648

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Twelve Months				Twelve Months
	Ended December 31, 2013				Ended December 31, 2012
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$2,599,763	$823,159	$(49,024)	$3,373,898	$2,392,289	$779,928	$(48,109)	$3,124,108
Transportation costs	2,325,512	726,387	(49,024)	3,002,875	2,128,942	687,209	(48,109)	2,768,042
Gross margin	274,251	96,772	-	371,023	263,347	92,719	-	356,066

Costs and expenses:
Salaries and benefits	120,478	14,863	-	135,341	113,855	15,288	-	129,143
Agent fees and commissions	1,372	54,417	-	55,789	1,900	53,212	-	55,112
General and administrative	50,484	6,288	-	56,772	45,411	7,421	-	52,832
Depreciation and amortization	4,326	2,144	-	6,470	4,448	2,171	-	6,619
Impairment of trade name	2,904	-	-	2,904	-	-	-	-
Total costs and expenses	179,564	77,712	-	257,276	165,614	78,092	-	243,706

Operating income	$94,687	$19,060	$-	$113,747	$97,733	$14,627	$-	$112,360

HUB GROUP, INC.
UNAUDITED NON-GAAP TO GAAP RECONCILIATION
(earnings per share)

	Three Months				Twelve Months
	Ended December 31,				Ended December 31,
			Change	Change			Change	Change
	2013	2012	$	%	2013	2012	$	%

Diluted GAAP EPS	$0.45	$0.51	$(0.06)	-11.8%	$1.87	$1.83	$0.04	2.2%

Impairment of trade name, net of tax	$0.05	$-	$0.05		$0.05	$-	$0.05

Diluted NON-GAAP EPS (adjusted)	$0.50	$0.51	$(0.01)	-2.0%	$1.92	$1.83	$0.09	4.9%

Diluted Shares	36,942	37,199			36,982	37,185

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance.  This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$68,964	$70,760
Accounts receivable trade, net	371,528	346,917
Accounts receivable other	26,569	25,945
Prepaid taxes	409	139
Deferred taxes	5,826	4,965
Prepaid expenses and other current assets	12,738	10,619
TOTAL CURRENT ASSETS	486,034	459,345

Restricted investments	20,754	17,218
Property and equipment, net	260,400	157,584
Other intangibles, net	15,729	20,068
Goodwill, net	263,032	263,251
Other assets	1,994	2,387
TOTAL ASSETS	$1,047,943	$919,853

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$232,350	$206,497
Accounts payable other	24,957	22,925
Accrued payroll	17,000	17,210
Accrued other	42,834	28,633
Current portion of capital lease	2,413	2,120
Current portion of long term debt	1,771	-
TOTAL CURRENT LIABILITIES	321,325	277,385

Non-current liabilities	22,304	20,041
Non-current portion of capital lease	18,477	21,099
Long term debt	6,475	-
Deferred taxes	117,835	100,431

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2013 and 2012	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2013 and 2012; 36,626,384 shares outstanding in 2013 and 36,767,485 shares outstanding in 2012	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2013 and 2012	7	7
Additional paid-in capital	167,357	167,765
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	538,251	469,141
Accumulated other comprehensive (loss) income	(85)	1
Treasury stock; at cost, 4,598,408 shares in 2013 and 4,457,307 shares in 2012	(128,957)	(120,971)
TOTAL STOCKHOLDERS' EQUITY	561,527	500,897
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,047,943	$919,853

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Years Ended December 31,
	2013	2012
Cash flows from operating activities:
Net Income	$69,110	$67,953
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,302	21,575
Impairment of trade name	2,904	-
Deferred taxes	16,438	8,786
Compensation expense related to share-based compensation plans	7,667	6,539
(Gain) loss on sale of assets	(167)	108
Excess tax benefits from share based compensation	(13)	(29)
Changes in operating assets and liabilities:
Restricted investments	(3,536)	(2,895)
Accounts receivable, net	(25,420)	(22,429)
Prepaid taxes	(308)	2,253
Prepaid expenses and other current assets	(2,137)	(1,562)
Other assets	(682)	459
Accounts payable	27,635	7,438
Accrued expenses	1,736	2,779
Non-current liabilities	2,888	1,942
Net cash provided by operating activities	117,417	92,917

Cash flows from investing activities:
Proceeds from sale of equipment	1,837	1,071
Purchases of property and equipment	(110,917)	(56,882)
Cash used in acquisitions	-	(550)
Net cash used in investing activities	(109,080)	(56,361)

Cash flows from financing activities:
Proceeds from issuance of debt	9,120	-
Repayments of long term debt	(874)	-
Proceeds from stock options exercised	41	69
Stock tendered for payments of withholding taxes	(2,634)	(1,812)
Purchase of treasury stock	(13,791)	(11,208)
Capital lease payments	(2,329)	(2,454)
Excess tax benefits from share-based compensation	336	523
Net cash used in financing activities	(10,131)	(14,882)

Effect of exchange rate changes on cash and cash equivalents	(2)	(5)

Net increase (decrease) in cash and cash equivalents	(1,796)	21,669
Cash and cash equivalents beginning of the year	70,760	49,091
Cash and cash equivalents end of the year	$68,964	$70,760